UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Semantix, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Avenida Eusébio Matoso, 1,375, 10th Floor São Paulo, São Paulo, Brazil	05423-180
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A ordinary shares, par value $0.001 per share	The Nasdaq Stock Market LLC
Warrants to purchase Class A Ordinary Shares, each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-262552

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are the Class A ordinary shares, par value $0.001 per share (the “Ordinary Shares”) of Semantix, Inc. (formerly Alpha Capital Holdco Company) (the “Company”), and warrants to purchase Ordinary Shares (“Warrants”). The description of the Ordinary Shares and Warrants contained under the heading “Description of New Semantix Share Capital” in the proxy statement/prospectus included in the Company’s registration statement on Form F-4 initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 7, 2022, as amended from time to time (File No. 333-262552) (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. In addition, the above-referenced descriptions included in any proxy statement/prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. The Company changed its name from “Alpha Capital Holdco Company” to “Semantix, Inc.” upon the closing of the business combination described in the Registration Statement.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed herewith or incorporated by reference, because no other securities of the Company are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Semantix, Inc.

Date: August 3, 2022	By:	/s/ Leonardo dos Santos Poça D’Água
	Name:	Leonardo dos Santos Poça D’Água
	Title:	Chief Executive Officer